CERTIFICATE OF SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF PLASTINUM CORP.

(a Delaware Corporation)

Jacques Mot, being the duly elected President of PLASTINUM CORP. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify as follows:

1. The Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on February 17, 2000 under the name NG PLASTIC, INC. Thereafter, an Amended and Restated Certificate of Incorporation was filed on May 19, 2006 changing the name of the Corporation to Plastinum Corp. (the "Certificate").

2. The Second Amended and Restated Certificate of Incorporation restates, integrates and further amends the Certificate.

3. That the Board of Directors of the Corporation, pursuant to Sections 141, 242 and 245 of the General Corporation Law of the State of Delaware, adopted resolutions authorizing the Corporation to amend, integrate and restate the Corporation's Certificate in its entirety to read as set forth in Exhibit A attached hereto and made a part hereof (the "Second Amended & Restated Certificate").

4. That the required holders of the Corporation's issued and outstanding capital stock approved and adopted the Second Amended and Restated Certificate in accordance with Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:40 PM 07/05/2006
FILED 04:40 PM 07/05/2006
SRV 060640079 - 3179780 FILE

IN WITNESS WHEREOF, the undersigned, for the purpose of amending and restating the Certificate of the Corporation pursuant to the General Corporation Law of the State of Delaware, under the penalties of perjury does hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true and accordingly has hereunto signed this certificate of Amended and Restated Certificate of Incorporation this 5th day of July, 2006.

PLASTINUM CORP.

/s/ Jacques Mot
By: Jacques Mot
Title: President

EXHIBIT A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

PLASTINUM CORP.

FIRST: The name of the Corporation is Plastinum Corp. (hereinafter referred to as the "Corporation").

SECOND: Its registered office in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Drive, Suite 101, in the City of Dover, Delaware 19904, County of Kent. The Registered Agent in charge thereof is National Registered Agents, Inc.

THIRD: The nature of the business and the objects and purposes proposed to be transacted, promoted and carried on are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of capital stock which the Corporation is authorized to issue is Two Hundred Sixty Million (260,000,000) shares of which:

(i) Two Hundred Fifty Million (250,000,000) shares shall be designated as Common Stock, and shall have a par value of $.01 per share; and

(ii) Ten Million (10,000,000) shares shall be designated as Preferred Stock, and shall have a par value of $.01 per share.

The Board of Directors of the Corporation (the "Board") is authorized, subject to limitations prescribed by law and the provisions of this Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such

series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but is not limited to, determination of the following:

(a) The number of shares constituting that series and the distinctive designation of that series;

(b) The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c) Whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(d) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(e) Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

(g) The rights of the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series;

(h) any other relative rights, preferences and limitations of that series.

FIFTH: The name and mailing address of the incorporator is as follows: Suzanne Napoli, c/o Westerman Shapiro Pollack Draghi & Miller, LLP, 600 Old Country Road, Suite 500, Garden City, New York 11530.

SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be

binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

SEVENTH: The existence of the Corporation shall be perpetual.

EIGHTH: The personal liability of the directors of this Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

NINTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.